Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL AND OPERATING RESULTS

Midland, TX (February 20, 2024) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2023.

FOURTH QUARTER 2023 HIGHLIGHTS

•Average production of 273.1 MBO/d (462.6 MBOE/d)
•Net cash provided by operating activities of $1.6 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.6 billion
•Cash capital expenditures of $649 million
•Free Cash Flow (as defined and reconciled below) of $910 million
•Increased annual base dividend by 7% to $3.60 per share; declared Q4 2023 base cash dividend of $0.90 per share and a variable cash dividend of $2.18 per share, in each case payable on March 12, 2024; implies an 6.9% annualized yield based on February 16, 2024 closing share price of $179.42
•Repurchased 872,667 shares of common stock in Q4 2023 for $129 million, excluding excise tax (at a weighted average price of $148.15/share); repurchased 279,266 shares of common stock to date in Q1 2024 for $42 million, excluding excise tax (at a weighted average price of $149.50/share)
•Total Q4 2023 return of capital of $683 million; represents ~75% of Q4 2023 Free Cash Flow (as defined and reconciled below) from stock repurchases and the declared Q4 2023 base-plus-variable dividend

FULL YEAR 2023 HIGHLIGHTS

•Average production of 263.5 MBO/d (447.7 MBOE/d)
•Net cash provided by operating activities of $5.9 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $5.6 billion
•Cash capital expenditures of $2.7 billion
•Generated Free Cash Flow (as defined and reconciled below) of $2.9 billion
•Declared total base-plus-variable dividends of $8.12 per share for the full year 2023
•Repurchased 6,237,893 shares of common stock in 2023 for $838 million, excluding excise tax (at a weighted average price of $134.37/share)
•Total full year 2023 return of capital of $2.3 billion from stock repurchases and declared base-plus-variable dividends; represents ~79% of FY 2023 Free Cash Flow (as defined and reconciled below)
•Proved reserves as of December 31, 2023 of 2,178 MMBOE (1,144 MBO, 53% oil), up 7% year over year; proved developed producing ("PDP") reserves of 1,497 MMBOE (744 MBO, 50% oil, 69% of proved reserves), up 7% year over year

2024 GUIDANCE HIGHLIGHTS

•Full year 2024 oil production guidance of 270 - 275 MBO/d (458 - 466 MBOE/d)
•Full year 2024 cash capital expenditures guidance of $2.30 - $2.55 billion
•The Company expects to drill between 265 - 285 gross (244 - 263 net) wells and complete between 300 - 320 gross (273 - 291 net) wells with an average lateral length of approximately 11,500 feet in 2024
•Q1 2024 oil production guidance of 270 - 274 MBO/d (458 - 464 MBOE/d)
•Q1 2024 cash capital expenditures guidance of $580 - $620 million

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the fourth quarter of 2023.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	80	50
Delaware Basin	4	9
Total	84	59

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	70	45
Delaware Basin	3	8
Total	73	53

During the fourth quarter of 2023, Diamondback drilled 80 gross wells in the Midland Basin and four gross wells in the Delaware Basin. The Company turned 50 operated wells to production in the Midland Basin and nine gross well in the Delaware Basin with an average lateral length of 11,457 feet. Operated completions during the fourth quarter consisted of 14 Lower Spraberry wells, 14 Wolfcamp A wells, 13 Wolfcamp B wells, nine Jo Mill wells, four Third Bone Spring wells, three Middle Spraberry wells and two Wolfcamp D wells.

For the year ended December 31, 2023, Diamondback drilled 315 gross wells in the Midland Basin and 35 gross wells in the Delaware Basin. The Company turned 263 operated wells to production in the Midland Basin and 47 operated wells to production in the Delaware Basin. The average lateral length for wells completed during the year ended December 31, 2023 was 11,236 feet, and consisted of 83 Lower Spraberry wells, 78 Wolfcamp A wells, 54 Wolfcamp B wells, 41 Jo Mill wells, 21 Middle Spraberry wells, 19 Third Bone Spring wells, eight Second Bone Spring wells, two Upper Spraberry wells, two Wolfcamp D wells and two Barnett wells.

FINANCIAL UPDATE

Diamondback's fourth quarter 2023 net income was $960 million, or $5.34 per diluted share. Adjusted net income (as defined and reconciled below) was $854 million, or $4.74 per diluted share.

Fourth quarter 2023 net cash provided by operating activities was $1.6 billion. For the year ended December 31, 2023, Diamondback's net cash provided by operating activities was $5.9 billion.

During the fourth quarter of 2023, Diamondback spent $603 million on operated and non-operated drilling and completions, $31 million on infrastructure and environmental and $15 million on midstream, for total cash capital expenditures of $649 million for the quarter. For the year ended December 31, 2023, Diamondback spent $2.4 billion on operated and non-operated drilling and completions, $153 million on infrastructure and environmental and $119 million on midstream, for total cash capital expenditures of $2.7 billion.

Fourth quarter 2023 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.7 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.6 billion.

Diamondback's fourth quarter 2023 Free Cash Flow (as defined and reconciled below) was $910 million. For the year ended December 31, 2023, Diamondback's Free Cash Flow was $2.9 billion.

Fourth quarter 2023 average unhedged realized prices were $76.42 per barrel of oil, $1.29 per Mcf of natural gas and $19.96 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $50.87 per BOE.

Diamondback's cash operating costs for the fourth quarter of 2023 were $10.83 per BOE, including lease operating expenses ("LOE") of $5.97 per BOE, cash general and administrative ("G&A") expenses of $0.59 per BOE, production and ad valorem taxes of $2.44 per BOE and gathering, processing and transportation expenses of $1.83 per BOE.

As of December 31, 2023, Diamondback had $556 million in standalone cash and no borrowings under its revolving credit facility, with approximately $1.6 billion available for future borrowing under the facility and approximately $2.2 billion of total liquidity. As of December 31, 2023, the Company had consolidated total debt of $6.8 billion and consolidated net debt of $6.2 billion, up from consolidated total debt of $6.4 billion and net debt of $5.6 billion as of September 30, 2023.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.90 per common share for the fourth quarter of 2023 payable on March 12, 2024, to stockholders of record at the close of business on March 5, 2024.

The Company's Board of Directors also declared a variable cash dividend of $2.18 per common share for the fourth quarter of 2023 payable on March 12, 2024, to stockholders of record at the close of business on March 5, 2024.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the fourth quarter of 2023, Diamondback repurchased 872,667 shares of common stock at an average share price of $148.15 for a total cost of approximately $129 million, excluding excise tax. To date, Diamondback has repurchased 19,337,765 shares of common stock at an average share price of $124.52 for a total cost of approximately $2.4 billion and has approximately $1.6 billion remaining on its current share buyback authorization. Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

RESERVES

Estimates of Diamondback's proved reserves as of December 31, 2023 were prepared by Diamondback's internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. Reference prices of $78.22 per barrel of oil and $2.64 per Mmbtu of natural gas were used in accordance with applicable rules of the Securities and Exchange Commission. Realized prices with applicable differentials were $77.62 per barrel of oil, $1.53 per Mcf of natural gas and $24.40 per barrel of natural gas liquids.

Proved reserves at year-end 2023 of 2,178 MMBOE represent a 7% increase over year-end 2022 reserves. Proved developed reserves increased by 7% to 1,497 MMBOE (69% of total proved reserves) as of December 31, 2023, reflecting the continued development of the Company's horizontal well inventory. Proved undeveloped reserves ("PUD" or "PUDs") increased to 681 MMBOE, an 8% increase over year-end 2022, and are comprised of 802 locations, of which 727 are in the Midland Basin. Crude oil represents 53% of Diamondback's total proved reserves.

Net proved reserve additions of 308 MMBOE resulted in a reserve replacement ratio of 189% (defined as the sum of extensions and discoveries, revisions, purchases and divestitures, divided by annual production). The organic reserve replacement ratio was 184% (defined as the sum of extensions and discoveries and revisions, divided by annual production).

Extensions and discoveries of reserves were the primary contributor to the increase in reserves totaling 356 MMBOE followed by net purchases of reserves totaling 6 MMBOE, with downward revisions of 54 MMBOE. PDP extensions were the result of 954 new wells in which the Company has an interest, and PUD extensions were the result of 344 new locations in which the Company has a working interest. Net purchases of reserves of 6 MMBOE were the net result of acquisitions of 70 MMBOE and divestitures of 64 MMBOE. Downward revisions of 54 MMBOE were primarily the result of 62 MMBOE associated with lower commodity prices partially offset by positive performance revisions and other adjustments.

The SEC PUD guidelines allow a company to book PUD reserves associated with projects that are to occur within the next five years. With its current development plan, the Company expects to continue its strong PUD conversion ratio in 2024 by converting an estimated 38% of its PUDs to a Proved Developed category, and develop approximately 83% of the consolidated 2023 year-end PUD reserves by the end of 2026.

	Oil (MBbls)	Gas (MMcf)	Liquids (MBbls)	MBOE
As of December 31, 2022	1,069,508	2,868,861	485,319	2,032,971
Extensions and discoveries	206,562	424,881	78,498	355,874
Revisions of previous estimates	(56,482)	(47,697)	9,962	(54,470)
Purchase of reserves in place	41,790	79,507	15,440	70,481
Divestitures	(21,258)	(130,013)	(20,755)	(63,682)
Production	(96,176)	(198,117)	(34,217)	(163,413)
As of December 31, 2023	1,143,944	2,997,422	534,247	2,177,761

Diamondback's exploration and development costs in 2023 were $2.7 billion. PD F&D costs were $9.73/BOE. PD F&D costs are defined as exploration and development costs, excluding midstream, divided by the sum of reserves associated with transfers from proved undeveloped reserves at year-end 2022 including any associated revisions in 2023 and extensions and discoveries placed on production during 2022. Drill bit F&D costs were $9.06/BOE including the effects of all revisions including pricing revisions. Drill bit F&D costs are defined as the exploration and development costs, excluding midstream, divided by the sum of extensions, discoveries and revisions.

	Year Ended December 31,
	2023	2022	2021
	(In millions)
Acquisition costs:
Proved properties	$1,314	$778	$2,805
Unproved properties	1,701	1,536	1,829
Development costs	1,962	566	516
Exploration costs	768	1,698	1,223
Total	$5,745	$4,578	$6,373

FULL YEAR 2024 GUIDANCE

Below is Diamondback's guidance for the full year 2024, which includes first quarter production, cash tax and capital guidance.

	2024 Guidance	2024 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

Net production - MBOE/d	458 - 466	45.50 - 49.00
Oil production - MBO/d	270 - 275	25.50 - 27.50
Q1 2024 oil production - MBO/d (total - MBOE/d)	270 - 274 (458 - 464)	25.00 - 25.50 (44.75 - 45.50)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$6.00 - $6.50
G&A
Cash G&A	$0.55 - $0.65	$0.80 - $1.00
Non-cash equity-based compensation	$0.40 - $0.50	$0.10 - $0.15
DD&A	$10.50 - $11.50	$11.00 - $11.50
Interest expense (net of interest income)	$1.05 - $1.25	$4.00 - $4.50
Gathering, processing and transportation	$1.80 - $2.00

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	15% - 18%
Q1 2024 Cash taxes ($ - million)	$150 - $190	$10.0 - $15.0

Capital Budget ($ - million)
Drilling, completion, capital workovers, and non-operated properties	$2,100 - $2,330
Infrastructure and midstream	$200 - $220
2024 Capital expenditures	$2,300 - $2,550
Q1 2024 Capital expenditures	$580 - $620

Gross horizontal wells drilled (net)	265 - 285 (244 - 263)
Gross horizontal wells completed (net)	300 - 320 (273 - 291)
Average lateral length (Ft.)	~11,500'
FY 2024 Midland Basin well costs per lateral foot	$600 - $650
FY 2024 Delaware Basin well costs per lateral foot	$875 - $925
Midland Basin net lateral feet (%)	~90%
Delaware Basin net lateral feet (%)	~10%

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the fourth quarter of 2023 on Wednesday, February 21, 2024 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$582	$157
Restricted cash	3	7
Accounts receivable:
Joint interest and other, net	192	104
Oil and natural gas sales, net	654	618
Income tax receivable	1	284
Inventories	63	67
Derivative instruments	17	132
Prepaid expenses and other current assets	109	23
Total current assets	1,621	1,392
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,659 million and $8,355 million excluded from amortization at December 31, 2023 and December 31, 2022, respectively)	42,430	37,122
Other property, equipment and land	673	1,481
Accumulated depletion, depreciation, amortization and impairment	(16,429)	(14,844)
Property and equipment, net	26,674	23,759
Funds held in escrow	—	119
Equity method investments	529	566
Assets held for sale	—	158
Derivative instruments	1	23
Deferred income taxes, net	45	64
Investment in real estate, net	84	86
Other assets	47	42
Total assets	$29,001	$26,209
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$261	$127
Accrued capital expenditures	493	480
Current maturities of long-term debt	—	10
Other accrued liabilities	475	399
Revenues and royalties payable	764	619
Derivative instruments	86	47
Income taxes payable	29	34
Total current liabilities	2,108	1,716
Long-term debt	6,641	6,238
Derivative instruments	122	148
Asset retirement obligations	239	336
Deferred income taxes	2,449	2,069
Other long-term liabilities	12	12
Total liabilities	11,571	10,519
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 178,723,871 and 179,840,797 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	14,142	14,213
Retained earnings (accumulated deficit)	2,489	801
Accumulated other comprehensive income (loss)	(8)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	16,625	15,009
Non-controlling interest	805	681
Total equity	17,430	15,690
Total liabilities and stockholders' equity	$29,001	$26,209

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Oil, natural gas and natural gas liquid sales	$2,165	$2,008	$8,228	$9,566
Sales of purchased oil	52	—	111	—
Other operating income	11	22	73	77
Total revenues	2,228	2,030	8,412	9,643
Costs and expenses:
Lease operating expenses	254	161	872	652
Production and ad valorem taxes	104	116	525	611
Gathering, processing and transportation	78	67	287	258
Purchased oil expense	52	—	111	—
Depreciation, depletion, amortization and accretion	469	365	1,746	1,344
General and administrative expenses	39	35	150	144
Merger and integration expense	—	3	11	14
Other operating expenses	27	27	140	112
Total costs and expenses	1,023	774	3,842	3,135
Income (loss) from operations	1,205	1,256	4,570	6,508
Other income (expense):
Interest expense, net	(37)	(37)	(175)	(159)
Other income (expense), net	(1)	(2)	68	(5)
Gain (loss) on derivative instruments, net	99	91	(259)	(586)
Gain (loss) on extinguishment of debt	—	(40)	(4)	(99)
Income (loss) from equity investments, net	9	21	48	77
Total other income (expense), net	70	33	(322)	(772)
Income (loss) before income taxes	1,275	1,289	4,248	5,736
Provision for (benefit from) income taxes	264	261	912	1,174
Net income (loss)	1,011	1,028	3,336	4,562
Net income (loss) attributable to non-controlling interest	51	21	193	176
Net income (loss) attributable to Diamondback Energy, Inc.	$960	$1,007	$3,143	$4,386

Earnings (loss) per common share:
Basic	$5.34	$5.62	$17.34	$24.61
Diluted	$5.34	$5.62	$17.34	$24.61
Weighted average common shares outstanding:
Basic	178,811	177,640	179,999	176,539
Diluted	178,811	177,640	179,999	176,539

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,011	$1,028	$3,336	$4,562
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	193	345	378	720
Depreciation, depletion, amortization and accretion	469	365	1,746	1,344
(Gain) loss on extinguishment of debt	—	40	4	99
(Gain) loss on derivative instruments, net	(99)	(91)	259	586
Cash received (paid) on settlement of derivative instruments	(48)	(34)	(110)	(850)
(Income) loss from equity investment, net	(9)	(21)	(48)	(77)
Equity-based compensation expense	14	13	54	55
Other	28	28	5	85
Changes in operating assets and liabilities:
Accounts receivable	147	66	(71)	(47)
Income tax receivable	16	(282)	283	(283)
Prepaid expenses and other current assets	(94)	37	(89)	21
Accounts payable and accrued liabilities	11	(18)	57	(47)
Income taxes payable	(9)	3	(5)	17
Revenues and royalties payable	(16)	(26)	123	156
Other	10	(12)	(2)	(16)
Net cash provided by (used in) operating activities	1,624	1,441	5,920	6,325
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(634)	(527)	(2,582)	(1,854)
Additions to midstream assets	(15)	(15)	(119)	(84)
Property acquisitions	(820)	(1,052)	(2,013)	(1,675)
Proceeds from sale of assets	7	222	1,407	327
Other	(2)	(6)	(16)	(44)
Net cash provided by (used in) investing activities	(1,464)	(1,378)	(3,323)	(3,330)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	313	1,104	4,779	5,204
Repayments under credit facilities	(300)	(1,432)	(4,668)	(5,551)
Proceeds from senior notes	400	1,750	400	2,500
Repayment of senior notes	—	(500)	(134)	(2,410)
Proceeds from (repayments to) joint venture	—	(33)	—	(74)
Premium on extinguishment of debt	—	(14)	—	(63)
Repurchased shares under buyback program	(131)	(316)	(840)	(1,098)
Repurchased shares/units under Viper's buyback program	(28)	(31)	(95)	(153)
Dividends paid to stockholders	(603)	(398)	(1,444)	(1,572)
Dividends/distributions to non-controlling interest	(45)	(36)	(129)	(217)
Other	(11)	(27)	(45)	(69)
Net cash provided by (used in) financing activities	(405)	67	(2,176)	(3,503)
Net increase (decrease) in cash and cash equivalents	(245)	130	421	(508)
Cash, cash equivalents and restricted cash at beginning of period	830	34	164	672
Cash, cash equivalents and restricted cash at end of period	$585	$164	$585	$164

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Production Data:
Oil (MBbls)	25,124	20,803	96,176	81,616
Natural gas (MMcf)	50,497	45,020	198,117	176,376
Natural gas liquids (MBbls)	9,016	7,703	34,217	29,880
Combined volumes (MBOE)(1)	42,556	36,009	163,413	140,892

Daily oil volumes (BO/d)	273,087	226,120	263,496	223,605
Daily combined volumes (BOE/d)	462,565	391,402	447,707	386,005

Average Prices:
Oil ($ per Bbl)	$76.42	$80.37	$75.68	$93.85
Natural gas ($ per Mcf)	$1.29	$3.20	$1.32	$4.86
Natural gas liquids ($ per Bbl)	$19.96	$24.93	$20.08	$35.07
Combined ($ per BOE)	$50.87	$55.76	$50.35	$67.90

Oil, hedged ($ per Bbl)(2)	$75.59	$79.08	$74.72	$86.76
Natural gas, hedged ($ per Mcf)(2)	$1.31	$3.20	$1.48	$4.12
Natural gas liquids, hedged ($ per Bbl)(2)	$19.96	$24.93	$20.08	$35.07
Average price, hedged ($ per BOE)(2)	$50.40	$55.01	$49.98	$62.85

Average Costs per BOE:
Lease operating expenses	$5.97	$4.47	$5.34	$4.63
Production and ad valorem taxes	2.44	3.22	3.21	4.34
Gathering, processing and transportation expense	1.83	1.86	1.76	1.83
General and administrative - cash component	0.59	0.61	0.59	0.63
Total operating expense - cash	$10.83	$10.16	$10.90	$11.43

General and administrative - non-cash component	$0.33	$0.36	$0.33	$0.39
Depreciation, depletion, amortization and accretion per BOE	$11.02	$10.14	$10.68	$9.54
Interest expense, net	$0.87	$1.03	$1.07	$1.13
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to Diamondback Energy, Inc.	$960	$1,007	$3,143	$4,386
Net income (loss) attributable to non-controlling interest	51	21	193	176
Net income (loss)	1,011	1,028	3,336	4,562
Non-cash (gain) loss on derivative instruments, net	(147)	(125)	149	(264)
Interest expense, net	37	37	175	159
Depreciation, depletion, amortization and accretion	469	365	1,746	1,344
Depreciation and interest expense related to equity method investments	18	16	70	63
(Gain) loss on extinguishment of debt	—	40	4	99
Non-cash equity-based compensation expense	21	18	80	76
Capitalized equity-based compensation expense	(7)	(5)	(26)	(21)
Merger and integration expenses	—	3	11	14
Other non-cash transactions	12	1	(52)	11
Provision for (benefit from) income taxes	264	261	912	1,174
Consolidated Adjusted EBITDA	1,678	1,639	6,405	7,217
Less: Adjustment for non-controlling interest	82	33	290	211
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,596	$1,606	$6,115	$7,006

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended December 31, 2023
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$960	$5.34
Net income (loss) attributable to non-controlling interest	51	0.28
Net income (loss)(1)	1,011	5.62
Non-cash (gain) loss on derivative instruments, net	(147)	(0.82)
Other non-cash transactions	12	0.07
Adjusted net income excluding above items(1)	876	4.87
Income tax adjustment for above items	28	0.15
Adjusted net income(1)	904	5.02
Less: Adjusted net income attributable to non-controlling interest	50	0.28
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$854	$4.74

Weighted average common shares outstanding:
Basic		178,811
Diluted		178,811
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $6 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. Adjusted Free Cash Flow, which is a non-GAAP financial measure, is Free Cash Flow adjusted for early termination of commodity derivative contracts and the tax impact of certain divestitures. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts and impacts of non-recurring divestitures. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Adjusted Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,624	$1,441	$5,920	$6,325
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	147	66	(71)	(47)
Income tax receivable	16	(282)	283	(283)
Prepaid expenses and other current assets	(94)	37	(89)	21
Accounts payable and accrued liabilities	11	(18)	57	(47)
Income taxes payable	(9)	3	(5)	17
Revenues and royalties payable	(16)	(26)	123	156
Other	10	(12)	(2)	(16)
Total working capital changes	65	(232)	296	(199)
Operating cash flow before working capital changes	1,559	1,673	5,624	6,524
Drilling, completions and infrastructure additions to oil and natural gas properties	(634)	(527)	(2,582)	(1,854)
Additions to midstream assets	(15)	(15)	(119)	(84)
Total Cash CAPEX	(649)	(542)	(2,701)	(1,938)
Free Cash Flow	910	1,131	2,923	4,586
Tax impact from divestitures(1)	—	—	64	—
Early termination of derivatives	—	—	—	138
Adjusted Free Cash Flow	$910	$1,131	$2,987	$4,724
(1) The year ended December 31, 2023 includes the tax impact of the disposal of certain Midland Basin water assets and Delaware Basin oil gathering assets.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	December 31, 2023	Net Q4 Principal Borrowings/(Repayments)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(in millions)
Diamondback Energy, Inc.(1)	$5,697	$—	$5,697	$6,040	$6,426	$5,837
Viper Energy, Inc.(1)	1,093	413	680	654	700	582
Total debt	6,790	$413	6,377	6,694	7,126	6,419
Cash and cash equivalents	(582)		(827)	(18)	(46)	(157)
Net debt	$6,208		$5,550	$6,676	$7,080	$6,262
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of February 19, 2024, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy, Inc. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Long Puts - Crude Brent Oil	124,000	110,000	78,000	42,000	—
Long Put Price ($/Bbl)	$55.40	$55.45	$55.13	$55.00	—
Deferred Premium ($/Bbl)	$-1.48	$-1.49	$-1.55	$-1.62	—
Long Puts - WTI (Magellan East Houston)	32,000	30,000	24,000	10,000	—
Long Put Price ($/Bbl)	$55.00	$55.33	$55.42	$56.00	—
Deferred Premium ($/Bbl)	$-1.60	$-1.56	$-1.57	$-1.68	—
Long Puts - WTI (Cushing)	16,000	31,000	35,000	18,000	—
Long Put Price ($/Bbl)	$58.13	$59.03	$56.86	$56.11	—
Deferred Premium ($/Bbl)	$-1.54	$-1.48	$-1.59	$-1.72	—
Costless Collars - WTI (Cushing)	6,000	6,000	4,000	4,000	—
Long Put Price ($/Bbl)	$65.00	$65.00	$55.00	$55.00	—
Ceiling Price ($/Bbl)	$95.55	$95.55	$93.66	$93.66	—
Basis Swaps - WTI (Midland)	10,000	12,000	12,000	12,000	—
	$1.19	$1.19	$1.19	$1.19	—
Roll Swaps - WTI	30,000	30,000	30,000	30,000	—
	$0.81	$0.81	$0.81	$0.81	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Costless Collars - Henry Hub	290,000	290,000	290,000	290,000	20,000
Long Put Price ($/Mmbtu)	$2.83	$2.83	$2.83	$2.83	$2.50
Ceiling Price ($/Mmbtu)	$7.52	$7.52	$7.52	$7.52	$6.00
Natural Gas Basis Swaps - Waha Hub	380,000	380,000	380,000	380,000	310,000
	$-1.18	$-1.18	$-1.18	$-1.18	$-0.69

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com